                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        PRICE COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title to each class of securities to which transaction applies:
          ______________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:
          ______________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ______________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:
          ______________________________________________________________________

     (5)  Total fee paid:
          ______________________________________________________________________

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          ______________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:
          ______________________________________________________________________

     (3)  Filing Party:
          ______________________________________________________________________

     (4)  Date Filed:
          ______________________________________________________________________

                        PRICE COMMUNICATIONS CORPORATION
                              45 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS






To the shareholders of PRICE COMMUNICATIONS CORPORATION

         NOTICE IS HEREBY GIVEN that the annual meeting of Price Communications Corporation will be held at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York on Tuesday, April 2, 1996 at 10:00 a.m. Eastern Standard Time for the following purposes:

                  1.       To elect six directors; and

                  2. To transact such other business as may properly be brought before the meeting.

         The Board of Directors has fixed the close of business on March 8, 1996 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

                                          By order of the Board of Directors




                                          Kim I. Pressman,
                                          Executive Vice President and Secretary


March 12, 1996






         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO INSURE THAT YOUR SHARES ARE VOTED.

                                 PROXY STATEMENT

                                TABLE OF CONTENTS

PROXY STATEMENT ..........................................................     1

PRINCIPAL SHAREHOLDERS ...................................................     2

SECURITY OWNERSHIP OF MANAGEMENT .........................................     3

DIRECTORS AND EXECUTIVE OFFICERS .........................................     4

EXECUTIVE COMPENSATION ...................................................     7

SHAREHOLDERS' PROPOSALS ..................................................    11

GENERAL ..................................................................    11

                        PRICE COMMUNICATIONS CORPORATION
                              45 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020




                                 PROXY STATEMENT



         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Price Communications Corporation (the "Company") to be voted at the Annual Meeting of shareholders of the Company referred to in the foregoing Notice (the "Meeting"), which will be held at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York on Tuesday, April 2, 1996 at 10:00 a.m., Eastern Standard Time. If not otherwise specified, all proxies received pursuant to this solicitation will be voted in the election of directors FOR the persons named herein.

         Shareholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, by executing a subsequent proxy and presenting it to the Secretary of the Company, or by attending the Meeting and voting in person.

         The Board of Directors does not know of any matters other than those specified in the Notice of Annual Meeting of Shareholders that will be presented for consideration at the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment. In the event that any nominee is unable to serve as a director at the date of the meeting, the enclosed form of proxy will be voted for any nominee who shall be designated by the Board of Directors to fill such vacancy.

         As of March 8, 1996, the record date for the Meeting, 9,518,242 shares of the Company's Common Stock were outstanding and entitled to vote at the Meeting, with each share being entitled to one vote. Only shareholders of record at the close of business on March 8, 1996 will be entitled to vote at the Meeting, and this Proxy Statement and the accompanying proxy are being sent to such shareholders on or about March 12, 1996.

         Under New York Law and the Company's Certificate of Incorporation and By-laws, if a quorum is present, directors are elected by a plurality of the votes cast by the holders of shares entitled to vote thereon. A majority of the outstanding shares entitled to vote, present in person or represented by proxy constitutes a quorum. Shares represented by proxies withholding votes from all nominees will be counted only for purposes of determining a quorum. If a quorum is established, directors will be elected by plurality vote.

                             PRINCIPAL SHAREHOLDERS

         As of February 29, 1996, the following were the only persons known by the Company to own beneficially (as defined under the applicable rules of the Securities and Exchange Commission) more than 5% of its outstanding Common Stock, in each case with the sole power to vote and dispose of the shares unless otherwise noted:

                                                                                        AMOUNT AND
                                                                                        NATURE OF
                                                                                        BENEFICIAL              PERCENT
                     NAME AND ADDRESS                          TITLE OF CLASS          OWNERSHIP(1)             OF CLASS
                     ----------------                          --------------          ------------             --------

Robert Price...............................................     Common Stock           1,837,389(2)               19.3%
  45 Rockefeller Plaza                                                                    shares
  New York, New York 10020

Franklin Advisers, Inc.....................................     Common Stock           2,291,953(3)               24.1%
  Mariners 777 Island Blvd.                                                               shares
  San Mateo, CA  94403

Hilltop Partners, L.P......................................     Common Stock           1,187,151(4)               12.5%
  Laifer, Inc.                                                                            shares
  114 West 47th Street
  New York, NY  10036

Fir Tree Partners..........................................     Common Stock            895,594(5)                 9.4%
  1211 Avenue of the Americas                                                             shares
  New York, New York  10036

----------
(1) Under the applicable rules of the Securities and Exchange Commission, each entity is deemed to be a beneficial owner with the power to vote and direct the disposition of these shares. Except as to Mr. Price, the information provided with respect to these shareholders is based solely on the respective reports on Schedule 13D or 13G filed by such shareholders.

(2) Does not include 625,000 shares subject to an option granted to Mr. Price which is not exercisable within 60 days of February 29, 1996 and is described in this Proxy Statement under "Executive Compensation." Mr. Price has the sole power to vote and direct the disposition of 650,238 of the 1,837,389 shares shown in the table. Of the remaining shares, 1,187,151 shares are beneficially owned by Laifer Inc., which has granted Mr. Price and his assignees a right of first refusal to purchase any of these shares that Laifer Inc. proposes to sell, on the same terms as the proposed sale, provided that Mr. Price or such assignees purchase all of the shares proposed to be sold. In addition, Laifer Inc. has granted Mr. Price an irrevocable proxy to vote all such 1,187,151 shares as long as they are beneficially owned by it.

(3) Represents shares held by Franklin Resources, Inc., its subsidiaries and various investment companies advised by such subsidiaries as to which Franklin Resources, Inc. may be deemed to have sole voting power and shared dispositive power.

(4) See Footnote 2 for certain information with respect to a right of first refusal and an irrevocable proxy granted with respect to these shares.

(5) Represents shares held for the account of Fir Tree Value Fund, L.P., as to which Fir Tree, Inc., doing business as Fir Tree Partners, has sole voting and dispositive power.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table reflects the number of shares of Common Stock of the Company beneficially owned (as defined under the applicable rules of the Securities and Exchange Commission) as of February 29, 1996 by each director and nominee, each executive officer named in "Executive Compensation" and all executive officers and directors as a group in each case with sole power to vote or dispose of such shares unless otherwise noted.

                                                                                    AMOUNT AND
                                                                                    NATURE OF
                                                                  TITLE             BENEFICIAL        PERCENT
                           NAME                                  OF CLASS           OWNERSHIP         OF CLASS
                           ----                                  --------           ---------         --------

Robert Price..............................................     Common Stock         1,837,389(1)       19.3%

George H. Cadgene.........................................     Common Stock             2,208(3)         (2)

Robert F. Ellsworth.......................................     Common Stock                 8            (2)

Robert Paul...............................................     Common Stock                 0            (2)

Kim I. Pressman...........................................     Common Stock            53,927(4)         (2)

Steven Price..............................................     Common Stock             6,250            (2)

All executive officers and directors as a group
    (6 persons)...........................................     Common Stock         1,899,782(5)       19.8%

----------
(1) Does not include 625,000 shares subject to an option granted to Mr. Price which is not exercisable within 60 days of February 29, 1996 and is described in this Proxy Statement under "Executive Compensation." See Footnote (2) under "Principal Shareholders" for certain information with respect to Mr. Price's beneficial ownership of the shares shown.

(2) Less than 1%

(3) Includes 332 shares held by Mr. Cadgene's wife, as to which Mr. Cadgene disclaims beneficial ownership.

(4) Includes 11 shares Ms. Pressman owns in a self-directed IRA account. Includes 53,916 shares issuable upon exercise of stock options within 60 days of February 29, 1996.

(5) Includes 53,916 shares issuable upon exercise of stock options within 60 days of February 29, 1996. See "Executive Compensation-Stock Options."

                        DIRECTORS AND EXECUTIVE OFFICERS

         Pursuant to amendments adopted at the 1995 Annual Meeting of Shareholders, the Company's Certificate of Incorporation, as amended, provides for a Board of Directors consisting of from five to ten members with the actual number being set from time to time by resolution of the Board. Pursuant to such amendments, directors will be elected annually for terms ending at the next at the Annual Meeting of Shareholders. The Board of Directors currently consists of six members.

         The following table sets forth the nominees for election as directors of the Company, their respective ages, the year in which each became a director, and, where applicable, the offices of the Company held by such director.

                                                                       Director
Director's Name                                               Age       Since
---------------                                               ---       -----
Robert Price ...........................................       63       1979
   President, Chief Executive Officer and Treasurer

George H. Cadgene ......................................       77       1981

Robert F. Ellsworth ....................................       69       1981

Robert Paul ............................................       64       1994

Kim I. Pressman ........................................       39       1993
   Executive Vice President and Secretary

Steven Price ...........................................       34       1994

         Robert Price (Director, President, Chief Executive Officer and Treasurer of the Company), an attorney, is a former General Partner of Lazard Freres & Co. He has served as an Assistant United States Attorney, practiced law in New York and served as Deputy Mayor of New York City. In the early sixties, Mr. Price served as President and a Director of Atlantic States Industries, a corporation owning weekly newspapers and four radio stations. After leaving public office, Mr. Price became Executive Vice President of The Dreyfus Corporation and an Investment Officer of The Dreyfus Fund. In 1972 he joined Lazard Freres & Co. Mr. Price has served as a Director of Holly Sugar Corporation, Atlantic States Industries, The Dreyfus Corporation, Graphic Scanning Corp. and Lane Bryant, Inc., and is currently a member of The Council on Foreign Relations. Mr. Price serves as the Representative of The Majority Leader and President Pro Tem of the New York Senate on the Board of Directors of the Municipal Assistance Corporation for the City of New York. Mr. Price also has been nominated by Governor George Pataki of New York to a seven year term as a Member of the Board of Trustees of the City University of New York. This requires New York State Senate approval, which is expected in April 1996. Mr. Price is also a Director and President of TLM Corporation, and a Director and President of PriCellular Corporation.

         George H. Cadgene, an engineer by training, is a private investor. His former occupational affiliations include Givaudan Corporation, Trubek Laboratories and International Flavors and Fragrances, where he served as Vice President for Aroma Chemical Sales. Mr. Cadgene has served as a Director of Highland Capital Corporation and Intarome, Inc. He has also served as President of the Essential Oil Association from 1967 to 1968 and as President of the Drug, Chemical and Allied Trade Association from 1969 to 1971.

         Robert F. Ellsworth is President of Robert Ellsworth & Co., Inc., Washington, D.C., a private investment firm. He is also a trustee of Corporate Property Investors and a Director of Andal Corporation, DBA Systems, Inc., Fairchild Space and Defense Corporation, Sokol-Almaz-Radar Corporation, and Chairman of the Board of Howmet Corporation. From 1974 to 1977 he served as an Assistant Secretary and then Deputy Secretary of Defense. He was a General Partner of Lazard Freres & Co. from 1971 to 1974, and served in the United States House of Representatives from 1961 to 1967. His professional affiliations include the International Institute for Strategic

Studies, London, of which he is chairman; Atlantic Council of the United States, Washington, D.C.; The Council on Foreign Relations, New York, and the American Council on Germany, New York.

         Robert Paul is a graduate of New York University and Columbia Law School. He is a member of the law firm of Hornsby Sacher Zelman Stanton & Paul, Miami, Florida. From 1964 to 1994 he was a partner in the firm of Paul Landy Beiley & Harper, P.A. He is a member of the Board of Trustees of the University of Miami and the Executive Committee of the Greater Miami Chamber of Commerce, and is a past President and a member of the Board of Directors of the Zoological Society of Florida and now serves as Chairman of its Board of Trustees. He is a director of the Republic National Bank of Miami. He has also served as past President and Director of the Florida Philharmonic, past Director of the Greater Miami Opera Association and has participated in several European trade missions sponsored by Florida Governors.

         Kim I. Pressman, a certified public accountant, is a graduate of Indiana University and holds an M.B.A. from New York University. Before assuming her present office as Executive Vice President and Secretary in October 1994, Ms. Pressman was Vice President and Treasurer of the Company from November 1987 to December 1989, and Senior Vice President of the Company from January 1990 to September 1994. She was also Secretary of the Company from July 1989 to February 1990. Ms. Pressman was Vice President-Broadcasting and Vice President, Controller, and Assistant Treasurer of the Company from 1984 to October 1987. Prior to joining the Company in 1984, Ms. Pressman was employed for three years by Peat, Marwick, Mitchell & Co., a national certified public accounting firm, and for more than three years thereafter was Supervisor, Accounting Policies for International Paper Company and then Manager, Accounting Operations for Corinthian Broadcasting Division of Dun & Bradstreet Company, a large group owner of broadcasting stations. Ms. Pressman is a Director, Vice President, Treasurer and Secretary of TLM Corporation, and a Director, Vice President and Secretary of PriCellular Corporation.

         Steven Price is Vice President - Director of Corporate Development of PriCellular Corporation. From 1990 to 1993 he was an attorney with Davis Polk & Wardwell. Prior thereto, Mr. Price was appointed by President Bush to serve in the U.S. State Department as Special Assistant to the Chief U.S. Nuclear Arms Negotiator, and worked in the mergers and acquisitions department of Goldman, Sachs & Co. He is a graduate of Brown University and Columbia Law School and is the son of Robert Price, the President of the Corporation.

         The Board of Directors of the Company met eight times during the year ended December 31, 1995. Each member of the Board attended all of the meetings of the Board and the committees of the Board of which he or she is a member held during the year while he or she was a member thereof.

         Directors are compensated for their reasonable travel and related expenses in attending in-person Board of Directors or committee meetings, and directors who are not officers or employees of the Company receive fees of $25,000 per annum.

         The Board of Directors has established an Audit and Finance Committee, a Stock Option and Compensation Committee, and a Nominating Committee. The Audit and Finance Committee consists of Messrs. Cadgene, Ellsworth and Paul. Its functions include (i) making recommendations to the Board of Directors as to the independent accountants to be appointed by the Board, (ii) reviewing with the independent accountants the scope of their examination, (iii) receiving the reports of the independent accountants and meeting with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports, (iv) reviewing, either directly or through the independent accountants, the internal accounting and auditing procedures of the Company and (v) studying various issues relating to the capital structure of the Company. The Audit Committee did not meet during 1995.

         The Stock Option and Compensation Committee consists of Messrs. Cadgene, Ellsworth and Paul. Its functions include reviewing and approving arrangements relating to the compensation of executive officers of the Company and administering the Company's 1992 Long Term Incentive Plan. The Compensation Committee held one meeting in 1995.

         The Nominating Committee consists of Messrs. Cadgene, Ellsworth and Paul. The Nominating Committee nominates candidates for election to the Company's Board of Directors and met once in 1995. The Nominating Committee will consider nominations by shareholders made pursuant to timely notice in proper written form to the Secretary of the Company. To be timely, such a notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 50 days or more than 90 days prior to the meeting at which directors are to be elected; provided, however, that if less than 50 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the security-holder to be timely must be so received not later than the close of business on the earlier of (i) the tenth day following the day on which such notice of the date of meeting was mailed or such public disclosure was made or (ii) the last business day prior to the meeting date. To be in proper written form, a shareholder's notice to the Secretary must set forth in writing (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in connection with the solicitation or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor regulation or law, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected; and (ii) as to the shareholder or shareholders giving notice, (x) the name and address, as they appear on the Company's books, of such shareholder or shareholders and (y) the class and number of shares of the Company which are beneficially owned by such shareholder or shareholders.

EXECUTIVE OFFICERS

         The following table sets forth the executive officers of the Company, their respective ages, the year in which each was first elected an executive officer and the office of the Company held by each. Each executive officer will hold office until removed or until his or her successor has been duly elected and qualified. Certain biographical information with respect to each executive officer who is not also a director of the Company is also provided.

                                                                           EXECUTIVE
                                                                            OFFICER
OFFICER'S NAME           AGE                      POSITION                   SINCE
--------------           ---                      --------                   -----
Robert Price..........   63     President, Chief Executive Officer and       1979
                                Treasurer

Kim I. Pressman.......   39     Executive Vice President and Secretary       1984

                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table includes individual compensation information for services rendered in all capacities during the fiscal years ended December 31, 1995, December 31, 1994 and December 31, 1993 by the Chief Executive Officer and each other person who served as an executive officer during 1995.


                           SUMMARY COMPENSATION TABLE


                                           Annual Compensation     Long Term Compensation
                                           -------------------     ----------------------

                                                                    Securities Underlying
                                           Salary         Bonus             Options
      Name/Title                 Year       ($)            ($)                (#)
      ----------                 ----      ------         -----     ---------------------
Robert Price ................    1995     306,300        415,000                 0
    President, Chief             1994     300,000        200,000           625,000
    Executive Officer            1993     200,000        250,000                 0
    and Treasurer

Kim I. Pressman .............    1995     100,000        120,000            47,750
    Executive Vice               1994      95,000         30,000            25,000
    President and                1993      90,417         25,000                 0
    Secretary

James Lyndon Kreps (1) ......    1995      93,500         25,000            12,500
    Senior Vice President        1994          --             --                --
    and Controller               1993          --             --                --

-------------------------

(1) Mr. Kreps became an executive officer in 1995 and resigned his position with the Company on March 1, 1996.

         In October 1994, the Company entered into a new employment agreement with Robert Price, the President of the Company, for a three-year term ending October 6, 1997, subject to extension. The agreement provides for base compensation at the rate of $300,000 per annum, subject to certain cost of living increases, and such performance bonuses as may be determined by the Board of Directors in its sole discretion. Under the agreement, if the Company terminates Mr. Price's employment for Cause (as defined therein), or if Mr. Price terminates his employment at his option, Mr. Price will be entitled to a severance payment from the Company equal to one year's base salary. If the Company terminates Mr. Price's employment without Cause, or if Mr. Price terminates his employment for Good Reason (as defined in the employment agreement), Mr. Price will be entitled to a severance payment from the Company equal to three years' base salary. Good Reason is defined to include the occurrence of a Change in Control (as defined in the agreement).

         The Company has also entered into an employment agreement with Kim I. Pressman, the Executive Vice President and Secretary of the Company, for a three-year term ending January 5, 1998, subject to extension. The Agreement provides for a base compensation at the rate of $100,000 per annum, subject to certain cost of living increases, and discretionary performance bonuses. Under the employment agreement, if the Company terminates Ms. Pressman's employment without Cause (as defined therein), or if Ms. Pressman terminates her employment at her option, Ms. Pressman will be entitled to a severance payment from the Company equal to one year's base salary. If the Company terminates Ms. Pressman's employment without Cause, or if Ms. Pressman terminates her employment for Good Reason (as defined in the employment agreement), Ms. Pressman will be entitled to a severance payment from the Company equal to three years' base salary. Good Reason is defined to include the occurrence of a Change in Control (as defined in the agreement).

                        PRICE COMMUNICATIONS CORPORATION
                             STOCK PRICE PERFORMANCE

         The following graph shows the five year cumulative total return (change in the year-end stock price plus reinvested dividends) to shareholders for Price Communications Corporation compared to the Standard & Poor's 500 Index and the Standard & Poor's Broadcast Industry Index cumulative total return. The graph assumes investment of $100 on December 31, 1990 in the Company's common stock, the Standard & Poor's Broadcast Industry Index and the Standard & Poor's 500 Index. The companies represented in the Standard & Poor's Broadcast Industry Index are not necessarily similar in size to the Company and include some companies larger than the Company.

                              COMPARATIVE ANALYSIS
                          TOTAL RETURN TO SHAREHOLDERS


          Company/Index         Dec 90         Dec 91         Dec 92          Dec 93          Dec 94          Dec 95
Price Communications Corp        $100            $50             $60            $105            $174            $267

S&P 500 Index                    $100           $130            $140            $155            $157            $215

Broadcast Media                  $100           $108            $131            $184            $171            $224



         Under the rules of the Securities Exchange Commission (the "SEC") this graph is not deemed "soliciting material" and is not incorporated by reference in any filings with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Company to file with the SEC initial reports of ownership and reports of changes in ownership of securities of the Company. Directors and executive officers are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all
Section 16(a) filing requirements applicable to directors and executive officers were timely satisfied during the fiscal year ended December 31, 1995.

STOCK OPTIONS

         The following table reflects the number of options shares of the Company's Common Stock subject to options granted under its 1992 Long Term Incentive Plan (the "LTIP") during the year ended December 31, 1995.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                         % of Total                                          Potential Realized Value at
                          Number of       Options                                           Assumed Annual Rates of Stock
                          Securities     Granted to                                         Price Appreciated for Option
                          Underlying    Employees in                                                    Term (2)
                           Options         Fiscal      Exercise                             -----------------------------
  Name                    Granted(1)        Year         Price      Expiration Date                 5%             10%
  ----                    ----------       ------       -------     ---------------                ---             ---
Robert Price.........             --           --           --            --                         --               --

Kim I. Pressman......         18,750                     $5.15     January 5, 2005              $60,600         $153,900
                              17,000                     $5.63     June 13, 2005                $60,200         $142,970
                              12,000                     $7.88     August 23, 2005              $59,500         $141,240
                              ------

                              47,750         32.8%
                              ======         ====

James Lyndon Kreps...         12,500          8.6%       $5.15     January 5, 2005              $40,400         $102,625


(1) Upon the Occurrence of a "change in control," as defined in the LTIP, the Company's Stock Option and Compensation Committee may, in its discretion, provide for the purchase of any then outstanding options .by the Company or a designated subsidiary for an amount of cash equal to the excess of (i) the product of the "change in control price" (as defined below) and the number of shares of the Company's Common Stock subject to the options over (ii) the aggregate exercise price of such options. The change in control price means the higher of (1) the highest price per share of Common Stock paid in any transaction related to a change in control of the Company and (ii) the highest "fair market value," as defined in the LTIP, of the Common Stock at any time during the 60-day period preceding the change in control.

(2) In order for the named individuals to realize these potential values, the closing price of the Company's Common Stock on January 5, 2005 would have to be $8.39 and $13.36 per share, respectively.

        The following table reflects the number of stock options held by the executive officers named in the Summary Compensation Table on December 31, 1995.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

                                                               NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED                     IN-THE-MONEY
                              SHARES                            OPTIONS AT FISCAL                      OPTIONS AT FISCAL
                           ACQUIRED ON        VALUE                  YEAR END                              YEAR END
                             EXERCISE        REALIZED     ----------------------------         ------------------------------
          NAME                 (#)             ($)        EXERCISABLE    UNEXERCISABLE         EXERCISABLE      UNEXERCISABLE
          ----                 ---             ---        -----------    -------------         -----------      -------------
Robert Price ..........          --               --            --          625,000                    --        $3,125,000

Kim I. Pressman .......      10,000          $58,013        40,166           47,750              $213,873        $   95,168

James Lyndon Kreps ....          --               --            --           12,500                    --        $   35,625


                STOCK OPTION AND COMPENSATION COMMITTEE REPORT ON
                 EXECUTIVE COMPENSATION AND REPRICING OF OPTIONS

         Under the rules of the SEC, this report is not deemed "soliciting material" and is not incorporated by reference in any filing with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934.

         The Stock Option and Compensation Committee of the Board of Directors is composed of three non-employee directors, Messrs. George H. Cadgene, Robert
F. Ellsworth and Robert Paul. It is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies and the annual compensation paid to the Company's executive officers and administering the LTIP. The Committee believes that the Company's compensation arrangements should enable the Company to attract and retain highly qualified executive employees, reward individual performance and foster an identity of interest between management and the Company's shareholders.

         Executive compensation consists of base salary, annual cash incentive compensation and long-term incentive compensation components. Base salary levels for the Company's executive officers are generally intended to be competitive with those offered by comparable media companies, although the Company does not attempt to target salaries at any particular point in the range (low, medium or high) of salaries paid by such companies. The Company considers comparable media companies as owners of a small number of radio and television operations located in medium sized markets providing news and entertainment to the communities they serve. Specific individual experience and performance and the needs of the Company are also taken into account. As for annual incentive compensation, the Committee believes cash bonuses at the station level should be based primarily on improvement of station cash flow, but that exceptional individual performance may merit bonus awards that are not tied to such financial performance. Bonuses, assuming performance targets are met, are intended to be at a level competitive with those offered by similar media companies.

         In October 1994, the Company entered into a new employment agreement with Robert Price, replacing the employment agreement previously in effect. Among the changes effected in the new agreement were the replacement of provisions containing awards of stock and cash bonuses to Mr. Price based on formulas set forth in such prior agreement with a provision permitting the Company's Board of Directors to award bonuses in its discretion and increasing effective October 1994 Mr. Price's base salary from $200,000 per year to $300,000 per year plus an annual cost of living adjustment. Among the reasons for the change in Mr. Price's agreement was the belief that discretionary bonuses would permit the Board of Directors to make bonus awards taking into account all of the factors the Board deemed relevant rather than simply the formula factors set forth in the prior agreement.

         The Company has awarded Mr. Price a cash bonus of $415,000 for 1995. Among the factors taken into account by the Company's Board of Directors and Stock Option and Compensation Committee in determining the amount of such bonus were that under Mr. Price's prior employment agreement he would have become entitled to a stock bonus for 1995, with a cash value that the Board and such Committee estimated at approximately $290,000 and that the Company's net income for 1995 was estimated at the highest level of net income in the Company's history.

         The third component of the executive compensation package is the LTIP. The LTIP is designed to foster the executives' interests in the long-term financial performance of the Company and shareholder values. The LTIP provides for the grant of stock options, restricted stock and other equity or cash awards the value of which generally is tied to increases in the market value of the Company's Common Stock or other indices of shareholder value. By making part of an executive's total compensation package in the form of LTIP awards, the actual compensation realized by the executive is made dependent upon the Company's long-term financial success and shareholder returns. In addition, awards under the LTIP are, with limited exceptions, subject to forfeiture if the recipient does not remain with the Company for specified periods of time, thereby giving executives additional incentives to stay with the Company.

         The Company has not developed a policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162
(m) of Internal Revenue Code for the reason that none of the Company's executive officers receive a level of compensation which would make it advisable for the Company to have such a policy.


                                        George H. Cadgene
                                        Robert F. Ellsworth
                                        Robert Paul
                                        (members of the Stock Option and
                                             Compensation Committee)


                             SHAREHOLDERS' PROPOSALS

         Proposals of shareholders to be presented at the annual meeting to be held in 1997 must be received for inclusion in the Company's proxy statement and form of proxy by November 12, 1996.


                                     GENERAL

         Arthur Andersen & Co. has been engaged as the Company's independent auditors for 1996. A representative of Arthur Andersen & Co. is expected to be present at the shareholders' meeting with the opportunity to make a statement if such representative desires to do so, and is expected to respond to appropriate questions. Arthur Andersen & Co. was engaged as the Company's independent auditors on June 13, 1995; KPMG Peat Marwick LLP ("KPMG") resigned as the Company's independent auditors on March 7, 1995. Such engagement and dismissal were approved by the Company's Board of Directors. KPMG had been engaged as the Company's independent auditors on October 6, 1994 concurrent with the dismissal of Ernst & Young. The Company believes that there were disagreements with Ernst &

Young revolving around issues relating to the accounting for certain repurchases of its Common Stock and the manner in which such issues were dealt with. Such issues were resolved to the satisfaction of Ernst & Young. Ernst & Young's and KPMG's reports on the Company's consolidated financial statements for the years ended December 31, 1993 and December 31, 1994, respectively (the only fiscal years for which Ernst & Young and KPMG, respectively, served as the Company's principal accountants) did not contain an adverse opinion or a disclaimer of audit scope or accounting principles.

         The entire cost of soliciting proxies hereunder will be borne by the Company. Proxies will be solicited by mail, and may be solicited personally by directors, officers or regular employees of the Company who will not be compensated for their services.

         The Company intends to furnish to its shareholders an annual report containing audited financial statements. SHAREHOLDERS WHO WOULD LIKE A COPY OF THE COMPANY'S 1995 ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES EXCHANGE COMMISSION MAY OBTAIN ONE, WITHOUT CHARGE, BY WRITING TO: KIM I. PRESSMAN, SECRETARY, PRICE COMMUNICATIONS CORPORATION, 45 ROCKEFELLER PLAZA, SUITE 3201, NEW YORK, NEW YORK 10020.

New York, New York
March 12, 1996

PROXY
-----
                        PRICE COMMUNICATIONS CORPORATION
                              45 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020

                         ANNUAL MEETING OF SHAREHOLDERS

   The undersigned hereby appoints Robert Price and Kim I. Pressman and each of them, with full power of substitution, proxies of the undersigned, to vote all shares of Common Stock of Price Communications Corporation (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 2, 1996, at 10:00 o'clock a.m., Eastern Standard Time at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York, 10036 and at any adjournments thereof. The undersigned hereby revokes any proxy heretofore given with respect to such shares.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

   This Proxy, when properly executed and returned, will be voted in the manner directed below. If no direction is made, this Proxy will be voted FOR all nominees. The Board of Directors recommends votes FOR the election of all nominees.

                                           / / Check here for address change.

                                           New address: ______________________
                                           ___________________________________
                                           ___________________________________

                                           / / Check here if you plan to attend
                                               the meeting.

                               (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

(1) Election of Directors:

    / / FOR ALL   / / WITHHOLD AUTHORITY    / / FOR ALL EXCEPT AS MARKED BELOW

    (Instructions: To withhold authority to vote for any individual nominee, write such name(s) in the space provided below.)

    NOMINEES:    Robert Price   George H. Cadgene   Robert F. Ellsworth
                 Robert Paul    Kim I. Pressman     Steven Price

    Withholding authority for:__________________________________________________


(2) In their discretion on any other matters properly coming before the meeting or any adjournments thereof.


                                     ------------------------------------------
                                           SIGNATURE(S) OF SHAREHOLDER(S)

                                      DATED:______________________________,1996

                                      Please sign above exactly as your name
                                      or names appear hereon. If shares are
                                      registered in more than one name, each
                                      joint owner or fiduciary should sign.
                                      When signing as executor, administrator, personal representative, attorney, agent, trustee or guardian, please give full title as such.